UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	February 10, 2012
(February 8, 2012)

BEACON ROOFING SUPPLY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50924	36-4173371
(Commission File Number)	(IRS Employer
Identification No.)

1 Lakeland Park Drive
Peabody, MA	01960
(Address of Principal Executive Offices)	(Zip Code)

(877) 645-7663
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)  Annual Meeting of Shareholders

The Annual Meeting of the Company was held on February 8, 2012.

(b)  Voting Results

1) Shareholders elected seven directors to hold office until the 2013 Annual Meeting of Shareholders or until their successors are elected and qualified. The final votes with respect to each director nominee were:

	For	Withheld	Broker Non-Votes
Robert R. Buck	41,240,759	953,398	1,757,633
Paul M. Isabella	41,266,950	927,207	1,757,633
H. Arthur Bellows, Jr.	41,396,562	797,595	1,757,633
James J. Gaffney	38,889,925	3,304,232	1,757,633
Peter M. Gotsch	41,238,206	955,951	1,757,633
Stuart A. Randle	40,899,365	1,294,792	1,757,633
Wilson B. Sexton	41,396,715	797,442	1,757,633

2) Shareholders ratified the appointment of Ernst & Young LLP, certified public accountants, as our independent registered public accounting firm for the fiscal year ending September 30, 2012. The final votes were:

For	43,255,307
Against	261,741
Abstain	434,742
Broker Non-Votes	0

3) Shareholders approved the compensation for our named executive officers as presented in our proxy statement on a non-binding, advisory basis. The final votes were:

For	40,854,201
Against	886,600
Abstain	453,356
Broker Non-Votes	1,757,633

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date:	February 10, 2012	By:	/s/ David R. Grace
David R. Grace
Executive Vice President & CFO

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